SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 10, 2014

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12804	86-0748362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

7420 S. Kyrene Road, Suite 101

Tempe, Arizona 85283

(Address, including Zip Code, Principal Executive Offices)

(480) 894-6311

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4e(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 10, 2014, Mobile Mini, Inc. (“Mobile Mini”), the other borrowers and guarantors party thereto, the lenders from time to time party thereto and Deutsche Bank AG New York Branch, as administrative agent (the “Administrative Agent”), entered into the Incremental Commitment Agreement (the “Incremental Commitment Agreement”) to the existing ABL Credit Agreement, dated as of February 22, 2012, among Mobile Mini, the other borrowers and guarantors party thereto, the lenders from time to time party thereto and the Administrative Agent (the “Credit Agreement”).

The Incremental Commitment Agreement increases the borrowing capacity under the Credit Agreement’s first lien senior secured revolving credit facility from $900 million to $1 billion. All other material terms of the Credit Agreement remain substantially unchanged.

The foregoing description of the Incremental Commitment Agreement does not purport to be complete and is qualified in its entirety by reference to the Incremental Commitment Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 10, 2014 Mobile Mini acquired all of the outstanding equity interests of Gulf Tanks Holdings, Inc., a Delaware corporation (“GTH”) and parent company of Evergreen Tank Solutions, for $405 million, pursuant to the terms of a Stock Purchase Agreement entered into with the stockholders of GTH on November 13, 2014.

Mobile Mini, GTH and GTH’s stockholders have each made customary representations, warranties and covenants in the Stock Purchase Agreement. The parties have also agreed to provide customary indemnities, and Mobile Mini will pay a portion of the purchase price into escrow to secure the indemnification obligations of GTH’s stockholders, which are subject to customary limitations.

The foregoing description does not purport to be complete, and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On December 11, 2014, Mobile Mini issued a press release announcing that it has completed the Stock Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS:

This communication and Mobile Mini’s and GTH’s other public pronouncements contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on current information and expectations, which involve a number of risks and uncertainties that could cause actual results to differ materially. The forward-looking statements herein include statements regarding the company’s ability to grow and the company’s plans and expectations regarding the acquisition and its accretiveness, ability to leverage our presence, ability to realize cost synergies, demand trends, future financial results, business strategy, and objectives of management for future operations. In particular, these risks and uncertainties include difficulties in integrating the acquired operations; the possibility that expected growth and value will not be realized; and the uncertainty of business/economic conditions and the related growth trends. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “will,” “expand,” “establish,” “expect,” “intend,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology and expressions to identify forward-looking statements. Therefore the company cautions you to not unduly rely on these forward-looking statements and encourages you to understand the risks and uncertainties described herein and as stated in the “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, Mobile Mini will file the required financial statements by amendment to this Form 8-K within 71 calendar days after the date this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, Mobile Mini will file the required pro forma financial information by amendment to this Form 8-K within 71 calendar days after the date this Form 8-K is required to be filed.

(d)	Exhibits.

2.1	Stock Purchase Agreement dated as of November 13, 2014 by and among Mobile Mini, Inc., each Seller listed on Annex A thereto, Gulf Tanks Holdings, Inc. and Odyssey Investment Partners, LLC.*

10.1	Incremental Credit Agreement dated as of December 10, 2014, to the existing ABL Credit Agreement, dated as of February 22, 2012, among Mobile Mini, the other borrowers and guarantors party thereto, the lenders from time to time party thereto and the Administrative Agent

99.1	Press Release, dated December 11, 2014, issued by Mobile Mini, Inc.

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Mobile Mini agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILE MINI, INC.

Date: December 11, 2014	By:	/s/ Christopher J. Miner
		Name:	Christopher J. Miner
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement dated as of November 13, 2014 by and among Mobile Mini, Inc., each Seller listed on Annex A thereto, Gulf Tanks Holdings, Inc. and Odyssey Investment Partners, LLC.*

10.1	Incremental Credit Agreement dated as of December 10, 2014, to the existing ABL Credit Agreement, dated as of February 22, 2012, among Mobile Mini, the other borrowers and guarantors party thereto, the lenders from time to time party thereto and the Administrative Agent

99.1	Press Release, dated December 11, 2014, issued by Mobile Mini, Inc.

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Mobile Mini agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.